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                                                                    EXHIBIT 99.1

                              [LETTERHEAD OF CTI]


FOR IMMEDIATE RELEASE                     Contact: Lee M. Parker, Vice President
                                          -------
                                                         Cell Therapeutics, Inc.
                                                                    206/282-7100
                                                          lparker@ctiseattle.com

                 CELL THERAPEUTICS RAISES $15 MILLION THROUGH
                               PRIVATE PLACEMENT

SEATTLE--September 25, 1996--Cell Therapeutics (cti) today announced a company-managed private placement of $15 million of Series A Convertible Preferred Stock with existing institutional and accredited individual investors. These securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or applicable exemption from registration requirements.

Cell Therapeutics President and CEO James A. Bianco, MD, stated: "In light of capital market conditions for biotechnology-companies, we felt it prudent to secure enough additional private capital so that, combined with our existing funds, we would be able to carry forward company operations through 1997."

Cell Therapeutics, Inc. is a Seattle-based biopharmaceutical company focusing on the development of a new class of drugs that seeks to selectively regulate the metabolism of phospholipids in intracellular signaling pathways relevant to cancer and immune and inflammatory diseases.